UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 11, 2012

KOSMOS ENERGY LTD.
(Exact Name of Registrant as Specified in its Charter)
Bermuda	001-35167	98-0686001
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Clarendon House 2 Church Street Hamilton, Bermuda		HM 11 (Zip Code)
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: +1 441 295 5950

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

 On May 11, 2012, Kosmos Energy Ltd. (the “Company”) filed a Current Report on Form 8–K (the “Original Report”) to report the voting results of the Company’s Annual General Meeting of Shareholders held on May 11, 2012 (the “Annual Meeting”) including, among other matters, the results of the nonbinding, advisory vote of its shareholders regarding the frequency of conducting nonbinding, advisory votes on the compensation of the Company’s named executive officers (the “Say-on-Pay Vote”). This Form 8–K/A is being filed as an amendment to the Original Report solely to disclose the decision of the Board of Directors of the Company (the “Board”) as to how frequently the Company will conduct the Say-on-Pay Vote. Except for the foregoing, this Form 8-K/A does not modify or update any other disclosure contained in the Original Report, and this Form 8-K/A should be read in conjunction with the Original Report.

Item 5.07	Submission of Matters to a Vote of Security Holders.

In accordance with its prior recommendation that the Say-on-Pay Vote occur every 1 year and the shareholder voting results at the Annual Meeting, in which “every 1 year” received the affirmative vote of the majority of the votes cast at the Annual Meeting at which a quorum was present, future nonbinding, advisory Say-on-Pay Votes will occur every year until the next required vote on the frequency of the Say-on-Pay Vote or until the Board otherwise determines that a different frequency for the Say-on-Pay Vote is in the best interests of the shareholders of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           October 5, 2012

KOSMOS ENERGY LTD.
By:	/s/ Paul M. Nobel
Paul M. Nobel
Senior Vice President and Chief Accounting Officer